                               THIRD AMENDMENT TO
                           THE PHOENIX COMPANIES, INC.
                               EXCESS BENEFIT PLAN

     BY THIS  AGREEMENT,  The Phoenix  Companies,  Inc. Excess Benefit Plan (the
"Plan"),  as amended and restated  effective January 1, 1988, is amended by this
Third Amendment, effective December 1, 2001.

     Section  4.2 of the  Plan is  hereby  amended  in its  entirety  to read as follows:

4.2      PAYMENT OF BENEFITS
         -------------------

(a)  The payment of  benefits to which a  Participant  or  Beneficiary  shall be entitled  under  this Plan shall be made in the same form and manner and at the same time as is applicable or elected under the Employee Pension Plan.
(b)  Any benefit  payable  under the  Employee  Pension  Plan shall be solely in accordance with the terms and provisions thereof,  and nothing in this Plan shall  operate or be  construed  in any way to modify,  amend or affect the terms and provisions of the Employee Pension Plan.
(c)  It is hereby provided that, if the Participant elects to participate in the
     Phoenix OPT Plan (a separate  non-qualified  retirement  plan maintained by
     The Phoenix  Companies  , Inc.) the  Employer's  obligation  for payment of benefits under this plan shall be irrevocably cancelled and the Participant shall have no rights or claims for benefits under this Plan.

IN WITNESS  WHEREOF,  this Third  Amendment  has been  executed this ____ day of
December, 2001.

                                                  Phoenix Life Insurance Company
                                                  Benefit Plans Committee

Witness                                              By

Burns/Amendment/Third Amendment-Excess